UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 25, 2006

LaBRANCHE & CO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15251	13-4064735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Exchange Plaza, New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (212) 425-1144

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

On April 25, 2006, LaBranche & Co Inc. issued a press release announcing its financial results for the first quarter ended March 31, 2006.  A copy of this press release is furnished herewith as Exhibit 99.1.

The information above, including the news release attached hereto, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to liabilities of that Section.

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 25, 2006, Jeffrey M. Chertoff, our Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, no longer serves in such capacities.  Jeffrey A. McCutcheon, our Managing Director of Corporate Finance since January 2005, has succeeded Mr. Chertoff as our Senior Vice President and Chief Financial Officer and as our Principal Financial Officer and Principal Accounting Officer, effective April 25, 2006.

Mr. McCutcheon, 41, also served as LaBranche’s Director of Taxes and Special Projects from September 2002 to January 2005. He has been the chairman of the Company’s Sarbanes-Oxley Act steering committee since January 2003. From May 1995 to January 2002, Mr. McCutcheon was the general manager of taxation at DaimlerChrysler N.A, and from April 1992 to May 1995, he was a financial reporting manager at Mercedes-Benz USA. From 1986 to April 1992, Mr. McCutcheon was an auditor with the public accounting firm Crowe, Chizek & Co, LLP. Mr. McCutcheon is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the Wall Street Tax Association and the Financial Executives Institute.

Also effective April 25, 2006, William J. Burke, III was appointed as our Chief Operating Officer. Mr. Burke, 51, has served as Chief Executive Officer of our LaBranche Financial Services, Inc. subsidiary since January 2003 and as our Corporate Secretary since August 1999. Mr. Burke also served as the director of business development and director of risk management of our LaBranche & Co. LLC subsidiary from October 1999 to January 2003. From 1991 to 1996, Mr. Burke was the managing partner of W.J. Burke & Co. LLC, a registered market-maker on the NYSE, and was a sole-proprietor specialist on the NYSE from 1989 to 1991. Prior to 1989, Mr. Burke was a vice president of Salomon Brothers. Mr. Burke is a director of the Kenyon Review, a journal of culture and literature.

As of April 25, 2006, there is no material relationship, related transaction or family relationship between Mr. McCutcheon or Mr. Burke and any of us or our directors or officers. There is no arrangement or understanding between Mr. McCutcheon or Mr. Burke and any other person pursuant to which they were or are to be selected as an officer.

On April 25, 2006, the Company issued a press release announcing senior management changes, including the appointment of Mr. McCutcheon as the Company’s new Senior Vice President and Chief Financial Officer and of Mr. Burke as the Company’s Chief Operating Officer.  A copy of this press release is attached to this report as Exhibit 99.2.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company, dated April 25, 2006.

99.2	Press Release of the Company, dated April 25, 2006.

All other Items of this report are inapplicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBRANCHE & CO INC.

Date: April 25, 2006	By:	/s/ Jeffrey A. McCutcheon
Name: Jeffrey A. McCutcheon
Title: Senior Vice President and Chief Financial Officer